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    As filed with the Securities and Exchange Commission on February 11, 2002

                                                      Registration No. 333-06745

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   CMGI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      04-2921333
      (State or Other Jurisdiction of                    (I.R.S. Employer
       Incorporation or Organization)                  Identification Number)

       100 Brickstone Square, Andover, Massachusetts          01810
          (Address of Principal Executive Offices)         (Zip Code)


                1995 Stock Option Plan for Non-Employee Directors
                            (Full Title of the Plan)


                               DAVID S. WETHERELL
                Chairman of the Board and Chief Executive Officer
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810
                     (Name and Address of Agent for Service)

                                 (978) 684-3600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                            WILLIAM WILLIAMS II, ESQ.
                       Vice President and General Counsel
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810



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Explanatory Note:

            This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-06745) (the "Registration Statement") is being filed to deregister certain shares of Common Stock, $.01 par value per share (the "Common Stock"), of CMGI, Inc. (the "Company") that were registered pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Plan").

            The Registration Statement registered 4,512,000 shares of Common Stock issuable under the Plan. An aggregate of 2,269,570 shares of Common Stock were issued to participants under the Plan. The Plan has been terminated and no additional shares will be issued thereunder. The Registration Statement is hereby amended to deregister the remaining 2,242,430 shares of Common Stock reserved for issuance under the Plan that remain unsold.

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                                    SIGNATURE

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on February 11, 2002.

                                     CMGI, INC.



                                      By: /s/ William Williams II
                                          --------------------------------------
                                              William Williams II
                                              Vice President and
                                              General Counsel